BINDING MEMORANDUM OF UNDERSTANDING

             THIS BINDING MEMORANDUM OF UNDERSTANDING (this “MOU”) is dated as of December 3, 2013, between White Mountain Titanium Corporation, a Nevada corporation (the “Company”), and Grand Agriculture Investment Limited, a company formed in Hong Kong (the “Investor”). All monetary denominations shall be in U.S. Dollars.

Recitals

             A.         The Company is engaged in mining exploration activities on its Cerro Blanco titanium project located in Chile and is seeking funding to complete the Environmental Impact Study and Feasibility Study on the project, and to manage the operations of the Company.

             B.         The Investor is willing to provide funding for the Company on the terms provided in this MOU and to become involved in the future operations and management of the Company.

Agreement

             In consideration of the mutual covenants contained in this MOU, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1.         DEFINITIONS.

             In addition to the terms defined elsewhere in this MOU, for all purposes of this MOU, the following terms have the meanings below:

             “1934 Act” means the U.S. Securities Exchange Act of 1934, as amended.

             “Board of Directors” means the board of directors of the Company duly and validly elected or appointed and currently sitting as directors of the Company.

             “Bonus Warrants” has the meaning set forth in Section 2.4.

             “Business Day” means any day except Saturday, Sunday and any day which is a federal or Canadian legal holiday or a day on which banking institutions in the State of New York or the Province of British Columbia are authorized or required by law or other governmental action to close.

             “Closing” means the First Closing or the Second Closing, as applicable.

             “Closing Date” means, as applicable, the First Closing Date or the Second Closing Date.

             “Commission” means the U.S. Securities and Exchange Commission.

             “Common Stock” means the common stock of the Company, par value $0.001 per share, authorized pursuant to the Company’s Amended and Restated Articles of Incorporation, as amended from time to time.

             “Director Designees” has the meaning set forth in Section 2.3.

              “First Closing” means the closing of the purchase and sale of the First Tranche Units which shall be subdivided into two closings, one-half of which shall occur at 4:00 pm Pacific Time on December 4, 2013, and the second half of which shall occur at 4:00 pm Pacific Time on December 13, 2013, or such earlier times and dates as the parties may agree.

             “First Closing Date” means the date on which First Closing is fully completed and all of the conditions set forth in Sections 6.1 and 6.2 hereof are satisfied, or such other date as the parties may agree.

             “First Tranche” has the meaning set forth in Section 2.2(a) .

             “First Tranche Shares” means the shares of Common Stock included in the First Tranche Units.

             “First Tranche Unit” consists of one share of Common Stock and one First Tranche Warrant.

             “First Tranche Warrant” means a warrant to purchase one share of Common Stock at $0.45 per share exercisable immediately upon issuance through December 31, 2016, and subject to the terms and conditions of the form of Warrant attached hereto as Exhibit A.

             “Material Adverse Effect” means a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

             “Non-U.S. Person” means any person who is not a U.S. Person or is deemed not to be a U.S. Person under Rule 902(k)(2) of the Securities Act.

             “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

             “Purchase Price” has the meaning set forth in Section 2.2.

             “Representatives” of any Person means the affiliates, control persons, officers, directors, employees, agents, counsel, investment bankers and other representatives of such Person

             “SEC Reports” has the meaning set forth in Section 3.7.

             “Second Closing” means the closing of the purchase and sale of the Second Tranche Units, which shall occur the later of April 15, 2014 or within 30 days after the date upon which the Company’s Environmental Impact Study is completed, or such other date as the parties may agree.

             “Second Closing Date” means the date on which all of the conditions set forth in Sections 6.1 and 6.2 hereof are satisfied, or such other date as the parties may agree.

             “Second Tranche” has the meaning set forth in Section 2.2(b) .

             “Second Tranche Shares” means the shares of Common Stock included in the Second Tranche Units.

              “Second Tranche Unit” consists of one share of Common Stock and 90% of one Second Tranche Warrant.

             “Second Tranche Warrant” means a warrant to purchase one share of Common Stock at $0.55 per share exercisable immediately upon issuance through December 31, 2017, and subject to the terms and conditions of the form of Warrant attached hereto as Exhibit B.

             “Securities Act” means the U.S. Securities Act of 1933, as amended.

             “United States” means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

             “U.S. Person” means: (i) a natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (viii) a corporation or partnership organized under the laws of any foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

             “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Bonus Warrants, the First Tranche Warrants, or the Second Tranche Warrants.

2.         PURCHASE AND SALE TRANSACTION.

             2.1         Purchase and Sale. Subject to the terms and conditions set forth in this MOU, the Company shall issue and sell the First and Second Tranche Units to the Investor, and the Investor shall purchase the First and Second Tranche Units from the Company. The purchase and sale shall occur in multiple installments as follows:

                             (a)         Two million eight hundred fifty-seven thousand, one hundred forty-three (2,857,143) First Tranche Units will be purchased and sold on the initial First Closing and two million eight hundred fifty-seven thousand, one hundred forty-three (2,857,143) First Tranche Units will be purchased and sold on the First Closing Date; and

                             (b)         Twenty Million (20,000,000) Second Tranche Units will be purchased and sold on the Second Closing Date.

             2.2         Purchase Price.

                             (a)         The purchase price per unit for the First Tranche Units shall be $0.35 per unit for gross proceeds of $2,000,000 (the “First Tranche”), payable one-half at the initial First Closing and the second half at the final First Closing.

                             (b)         The purchase price per unit for the Second Tranche Units shall be $0.40 per unit for gross proceeds of $8,000,000 (the “Second Tranche”), payable at the Second Closing.

                             (c)         The First Tranche and the Second Tranche, as applicable, will be payable by bank wire transfer to the Company’s bank account at Scotiabank in Vancouver, Canada. The Investor acknowledges receipt of wiring instructions for such account.

             2.3         Director Appointments; Chairman Designation. Subject to the provisions of Section 5.2 hereof, the Board of Directors shall appoint the Investor and two persons designated by the Investor to serve as directors of the Company within two (2) weeks upon full completion of the First Closing (the “Director Designees”). Upon appointment of the Director Designees, the Board of Directors shall appoint the Investor as the Chairman of the Board of Directors.

             2.4         Bonus Warrants. In connection with the completion of the Second Closing, the Company shall grant to the Investor at no additional cost warrants to purchase up to 6,000,000 shares of Common Stock at $0.50 per share exercisable immediately upon issuance and through December 31, 2017 (the “Bonus Warrants”). The Bonus Warrants shall be in form substantially identical to the Second Tranche Warrants.

             2.5         Closing.

                             (a)         The document deliverables for the First Closing shall be made at the offices of counsel for the Company at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095 on or before the First Closing Date. Deliveries received prior to the First Closing Date shall be held in trust by counsel for the Company pending delivery at the First Closing. The bank wire transfer of the Purchase Price for the each subdivision of the First Closing shall be made simultaneous with the respective Closing and proof of such wire transfer in form reasonably acceptable to the Company shall be furnished to the Company, which action shall evidence completion of the Closing.

                             (b)         The document deliverables for the Second Closing shall be made at the offices of counsel for the Company at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095 on or before the Second Closing Date. Deliveries received prior to the Second Closing Date shall be held in trust by counsel for the Company pending delivery at the Second Closing. The bank wire transfer of the Purchase Price for the Second Closing shall be made simultaneous with the Closing and proof of such wire transfer in form reasonably acceptable to the Company shall be furnished to the Company, which action shall evidence completion of the Closing.

             2.6         Closing Deliverables. (a) At each of the subdivisions of the First Closing (excepting subsection (iii) below which shall be delivered solely at the initial First Closing), the Company shall deliver or cause to be delivered to the Investor the following:

             (i)         A certificate evidencing the First Tranche Shares purchased in the respective subdivision of the First Closing registered in the name of the Investor, or its syndicate members as permitted in Section 5.3 below, all free and clear of any liens, encumbrances or interests of any other party (other than those created by the Investor) except for restrictions on transfer imposed by applicable securities laws;

             (ii)         A certificate evidencing the First Tranche Warrants purchased in the respective subdivision of the First Closing registered in the name of the Investor, or its syndicate members as permitted in Section 5.3 below, all free and clear of any liens, encumbrances or interests of any other party (other than those created by the Investor) except for restrictions on transfer imposed by applicable securities laws;

             (iii)         Duly certified and adopted resolutions of the Board of Directors (1) approving of the execution, delivery and performance of this MOU and the transactions contemplated hereby, and (2) acknowledging the receipt of the resignation of a sitting director and current Chairman and appointing the Director Designees and the Investor as Chairman, each resignation and appointment to be effective as provided in Section 2.3; and

             (iv)         Such other documents as shall be reasonably requested by the Investor to effect the transactions contemplated by this MOU.

                             (b)         At the Second Closing, the Company shall deliver or cause to be delivered to the Investor the following:

             (i)           A certificate evidencing the Second Tranche Shares registered in the name of the Investor, or its syndicate members as permitted in Section 5.3 below, all free and clear of any liens, encumbrances or interests of any other party (other than those created by the Investor) except for restrictions on transfer imposed by applicable securities laws;

             (ii)          A certificate evidencing the Second Tranche Warrants registered in the name of the Investor, or its syndicate members as permitted in Section 5.3 below, all free and clear of any liens, encumbrances or interests of any other party (other than those created by the Investor) except for restrictions on transfer imposed by applicable securities laws;

             (iii)         A certificate evidencing the Bonus Warrants registered in the name of the Investor, all free and clear of any liens, encumbrances or interests of any other party (other than those created by the Investor) except for restrictions on transfer imposed by applicable securities laws; and

             (iv)         Such other documents as shall be reasonably requested by the Investor to effect the transactions contemplated by this MOU.

                             (c)         At the First and Second Closings, the Investor shall deliver or cause to be delivered to the Company, the following:

             (i)           Evidence of the wire transfers of the funds for the Purchase Price for each of the subdivisions of the First Tranche and for the Second Tranches, as applicable;

             (ii)          At the completion of the First Closing, the written acceptance of each Director Designee acknowledging his or her willingness to serve as a director of the Company;

             (iii)        The Representation Forms of any syndicate purchasers of the First or Second Tranches, as applicable; and

             (iv)         Such other documents as shall be reasonably requested by the Company to effect the transactions contemplated by this MOU.

3.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Investor:

             3.1         Organization and Qualification. The Company and each of its consolidated subsidiaries is duly incorporated, validly existing and in good standing under the laws of the state or other jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each of its consolidated subsidiaries is duly qualified to conduct its businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

             3.2         Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into and to sell the Shares as contemplated by this MOU. The execution and delivery of this MOU by the Company and the sale of the securities contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. This MOU has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

             3.3         No Conflicts. The execution, delivery and performance of this MOU by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s articles of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or result in the imposition of any restriction whatsoever upon any of the material properties or assets of the Company pursuant to, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

             3.4         Capitalization. The Company is authorized to issue 500,000,000 shares of its Common Stock and 100,000,000 shares of preferred stock. As of the date of this MOU, there were outstanding (i) 68,141,107 shares of Common Stock, (ii) no shares of preferred stock, (iii) options to purchase an aggregate of 150,000 shares of Common Stock, (iv) a maximum of 7,048,299 shares of Common Stock that were issuable pursuant to the exercise of outstanding warrants, and (v) a maximum of 1,725,000 shares of Common Stock that were reserved for issuance upon completion of certain milestones by designated parties. There are no other derivatives outstanding entitling the holder to acquire shares of common or preferred stock of the Company nor is there any outstanding indebtedness of the Company that is convertible into, exchangeable or exercisable for, capital stock of the Company. All shares of common stock are equal to each other with respect to voting, liquidation, dividend, and other rights. Owners of shares are entitled to one vote for each share owned at any shareholders’ meeting. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. The common stock of the Company does not have cumulative voting rights.

             3.5         Reports, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this MOU and the consummation of the transactions contemplated hereby, other than (i) filings required by state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, and (iii) those that have been made or obtained prior to the date of this MOU.

             3.6         Issuance of the Shares. The First and Second Tranche Shares and the Warrant Shares have been duly authorized and, when paid for in accordance with this MOU, will be duly and validly issued, fully paid and nonassessable, free and clear of all of all liens, encumbrances, interests and restrictions (other than those created by the Investor), except for restrictions on transfer imposed by applicable securities laws.

             3.7         SEC Reports; Financial Statements. A reasonable time prior to the date of this MOU, the Company has made available to the Investor through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “10-K”), and all other reports filed by the Company with the Commission since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Reports”). The SEC Reports are the only filings required of the Company pursuant to the 1934 Act for such period. The SEC Reports do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as otherwise disclosed in this MOU, there have been no material changes in the Company’s affairs not disclosed in the SEC Reports.

             3.8         No Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any MOUs to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans.

             3.9         Litigation. There is no Action which adversely affects or challenges the legality, validity or enforceability of this MOU. For purposes of this MOU, “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the knowledge of the Company, threatened in writing against the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

             3.10         Use of Proceeds. The proceeds of this offering will be allocated for the following purposes, which allocations are subject to reasonable alternations based upon the results of operations.

                     (a)         Proceeds from the First Tranche.

	First Tranche
Uses of the Proceeds	Proceeds	Percentage
Maximum Selling Commissions	$140,000	7.0%
Offering Costs	15,000	0.8%
Geophysics	150,000	7.5%
Hydrogeology & Drilling	500,000	25.0%
Dust Monitoring	80,000	4.0%
Pipeline Engineering	150,000	7.5%
Easements for Desalination Plant	85,000	4.2%
Independent Environmental Consultants	200,000	10.0%
Legal Expenses for Project	180,000	9.0%
General & Administrative Operating Expenses	500,000	25.0%
Total	$2,000,000	100%

                     (b)         Proceeds from the Second Tranche:

	Second Tranche
Uses of the Proceeds	Proceeds	Percentage
Maximum Selling Commissions	$560,000	7.0%
Offering Costs	15,000	0.2%
R & D	340,000	4.3%
Infill Drilling	1,500,000	18.7%
Land Acquisition and Easements	700,000	8.8%
Final Engineering	2,300,000	28.7%
Additional Working Capital and Contingencies	2,585,000	32.3%
Total	$8,000,000	100%

4.         REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company as follows:

     4.1         Enforceability. This MOU has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

     4.2         Restricted Securities. The Investor has been advised and acknowledges that: (i) neither the First or Second Tranche Units, the Bonus Warrants, nor the Warrant Shares have been, and when issued, will not be, registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country or jurisdiction; (ii) in issuing and selling the First and Second Tranche Units, Bonus Warrants and Warrant Shares to the Investor, the Company is relying upon the “safe harbor” provided by Regulation S and/or on Section 4(a)(2) or 4(a)(5) under the Securities Act; (iii) it is a condition to the availability of the Regulation S “safe harbor” that the Units not be offered or sold in the United States or to a U.S. Person until the expiration of a period of six months following the Second Closing Date (the “Restricted Period”); and (iv) notwithstanding the foregoing, prior to the expiration of Restricted Period, the securities may be offered and sold by the Investor only if such offer and sale is made in compliance with the terms of this MOU and either: (i) if the offer or sale is within the United States or to or for the account of a U.S. Person, the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (ii) the offer and sale is outside the United States and to other than a U.S. Person.

             4.3         Investment Intent. The Investor is acquiring the First and Second Tranche Units and the Bonus Warrants for its own account for investment purposes only and not with a view to or for distributing or reselling the securities. Subject to the provisions of Section 5.3, the Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the First or Second Tranche Units, the Bonus Warrants, or the Warrant Shares.

             4.4         Investor Status. At the time the Investor was offered the First and Second Tranche Units and the Bonus Warrants, the Investor was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

             4.5         Information. The Investor has been furnished (i) with all requested materials relating to the business, finances, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to it by the Company. Parties representing the Investor have been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of this offering.

             4.6         Documents. Parties representing the Investor have had access on the Commission website (www.sec.gov) to the SEC Reports, including the exhibits thereto. The Investor has relied upon the information contained therein and has not been furnished any other material documents, literature, memorandum, or prospectus.

             4.7         Knowledge and Experience in Business and Financial Matters. Each of the parties representing the Investor has such knowledge and experience in business and financial matters that he is capable of evaluating the risks of the prospective investment. The financial capacity of the Investor is of such proportion that the total cost of its commitment in the First and Second Tranche Units would not be material when compared with its total financial capacity.

             4.8         No Directed Selling Efforts. The Investor has not engaged, nor is it aware that any party has engaged, and the Investor will not engage or cause any third party to engage, in any directed selling efforts1 (as such term is defined in Regulation S) in the United States with respect to the First or Second Tranche Units, the Bonus Warrants, or the Warrant Shares.

             4.9         Non-U.S. Person Status. The Investor: (i) is domiciled and has its principal place of business outside the United States; (ii) is not a U.S. Person and is not acquiring the First or Second Tranche Units, the Bonus Warrants, or the Warrant Shares for the account or benefit of any U.S. Person; and (iii) at the time of the purchase of these securities, the Investor or persons acting on its behalf in connection therewith will be located outside the United States.

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1 In general, “directed selling efforts” means any activity undertaken for the purpose, or that could reasonably be expected to have the effect, of conditioning the market in the United States for the securities of the issuer. Such activity includes placing an advertisement in a publication “with a general circulation in the United States” that refers to the offering of the securities being made in reliance upon this Regulation S.

             4.10         Not a Distributor. The Investor is not a distributor2 (as defined in Regulation S) or a dealer (as defined in the Securities Act).

             4.11         Transfer Limitations. The Investor acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this MOU and shall transfer the Unit Shares, the Warrants and the Warrant Shares on the books of the Company only to the extent consistent therewith. In particular, the Investor acknowledges that the Company shall refuse to register any transfer of the Unit Shares, the Warrants or the Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

             4.12         Restrictive Legend. The Investor understands and agrees that each certificate held by it representing the Unit Shares, the Warrants and the Warrant Shares or any other securities issued in respect of the First and Second Tranche Units or Warrants shall bear substantially the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, EXERCISED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

             4.13         Compliance with Local Jurisdiction Laws. The Investor has satisfied as to the full observance of the laws of its jurisdiction in connection with this transaction, including: (i) the legal requirements within its jurisdiction for the purchase of the First and Second Tranche Units, the Bonus Warrants or the Warrant Shares, (ii) any foreign exchange restrictions applicable to such purchases, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. The Investor’s subscription and payment for, and its continued beneficial ownership of, these securities will not violate any applicable securities or other laws of its jurisdiction.

5.         OTHER AGREEMENTS OF THE PARTIES.

             5.1         Access to Information. The Investor and its authorized Representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of the Company, and the Company shall furnish or cause to be furnished to the Investor and its authorized Representatives all information with respect to its affairs and business the Investor may reasonably request. The Investor and any authorized Representative granted access to such information shall enter into the Company’s standard nondisclosure agreement prior to receiving or being granted access to such information.

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2 “Distributor” means any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities.

             5.2         New Directors. Prior to the First Closing the Investor will furnish material information of the Director Designees to be appointed as directors of the Company at the First Closing. Prior to First Closing the Board of Directors will increase the number of directors to seven persons, will furnish the resignation of one sitting director, and shall appoint the Director Designees to fill the three vacancies created by the increase in the number of directors and the resignation of the sitting director to be effective immediately upon completion of the First Closing. The Board of Directors shall appoint the Director Designees unless the Board of Directors reasonably determines that the Board Designees would not be qualified to serve as directors of the Company pursuant to standards common to U.S. public companies subject to the reporting requirements of the 1934 Act. The Investor reserves the right to terminate this MOU if all of the Director Designees selected by it are not elected or appointed as set forth above. The Director Designees will be covered by the Company’s current D&O insurance policy effective upon appointment as directors of the Company. In the event the Second Closing does not occur or this Agreement is terminated prior to the Second Closing, the Investor shall cause one of the Director Designees to resign and permit the remaining directors to appoint the replacement director.

             5.3         Syndication of Unit Sales. The Investor may syndicate the purchase of the First or Second Tranche Units through one or more additional investors who meet the requirements of this MOU and who provide signed representation forms as set forth in Exhibit C.

             5.4         Exclusive Dealing. During the term of this Agreement, the Company shall not, directly or indirectly, through any Representative or otherwise, enter into another agreement or proposal with any other person to provide funding for the Company through the issuance of equity or debt securities (collectively, an “Alternative Transaction”); provided, however, that the Company may continue to honor existing funding agreements and may continue to engage in discussions and negotiations with third parties to secure such funding in the event the First or Second Closings do not occur. Upon receipt of a definitive proposal to effect an Alternative Transaction, the Company will immediately notify the Investor of the Alternative Transaction proposal. Notwithstanding any Alternative Transaction, the Company shall be obligated to proceed with the closing of this MOU unless or until this MOU is otherwise terminated as provided herein. Notwithstanding the foregoing, if the Environmental Impact Study is not completed by March 31, 2014, the Investor agrees either (i) to provide operating funds for the Company through the Second Closing Date such that the Company shall maintain at least $500,000 in its operating account, or (ii) to permit the Company to seek interim funding from third parties pending the Second Closing.

             5.5         Patriot Act Compliance.

                             (a)         The Investor acknowledges that due to anti-terrorism and anti-money laundering regulations, the Company acting through any Representative, may require further documentation verifying the Investor’s identity and the source of funds used to purchase the Units. To comply with applicable U.S. legislation and regulations, including but not limited to the International Anti-Money Laundering and Financial Anti-Terrorism Abatement Act of 2001 (Title III of the USA PATRIOT Act), the Investor agrees that all payments to the Company by the Investor or any syndicated purchaser and all distributions to Investor from the Company will only be made in the name of the Investor or the syndicated purchaser and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

                             (b)         The Investor further agrees to provide the Company at any time that Investor is a stockholder of the Company with such information or certification as the Company determines to be necessary or appropriate to verify compliance with the anti-terrorism and anti-money laundering regulations of any applicable jurisdiction or to respond to requests for information concerning the identity of the Investor or any person directly or indirectly controlling, controlled by or under common control with the Investor from any governmental authority, self-regulatory organization or financial institution in connection with the Company’s compliance procedures with respect to anti-terrorism and anti-money laundering regulations and to update such information as necessary. Such information may include, but not be limited to, the name, address, telephone number, date of birth, and Social Security or taxpayer identification number of any such individual. Identity may be verified using a current valid passport or other such current valid government-issued identification (e.g., a driver’s license).

                             (c)         The Investor certifies that it is not identified as a specially designated national or blocked person, or as affiliated with any such person, entity or organization on any list maintained by governmental authorities relating to anti-terrorism or anti-money laundering, including but not limited to lists maintained by the United States Treasury Department’s Office of Foreign Asset Control.

                             (d)         The Investor understands that the information contained herein may be disclosed to the United States Government by the Company.

             5.6         Expenses. Except as otherwise expressly provided herein, each party to this MOU shall bear its own respective expenses incurred in connection with the negotiation and preparation of this MOU, in the consummation of the transactions contemplated hereby, and in connection with all duties and obligations required to be performed by each of them under this MOU.

             5.7         Brokerage. The Company may engage licensed selling agents or consultants to assist in this transaction for which the Company will be solely responsible for payment of fees not to exceed 7% of the total proceeds of the First and Second Tranches.

             5.8         Compliance with Regulation S. The Investor agrees that with respect to the Unit Shares, the Warrants and the Warrant Shares, until the expiration of the Restricted Period (i) neither it, its agents or its Rrepresentatives will not solicit offers to buy, offer for sale or sell any of these securities, or any beneficial interest therein, in the United States or to or for the account of a U.S. Person during the Restricted Period, unless the transaction is otherwise exempt under the Securities Act; (ii) these securities will be offered and sold only if such offer and sale is made in compliance with the terms of this MOU and Regulation S; and (iii) it will not engage in hedging transactions with regard to these securities unless in compliance with the Securities Act. The Investor acknowledges that the foregoing restrictions are binding upon subsequent transferees of these securities, except for transferees pursuant to an effective registration statement or valid exemption from the registration requirements of the Securities Act. The Investor further agrees to comply with procedures implemented by the Company to ensure that the Warrants may not be exercised within the United States and that the Warrant Shares may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of “offshore transaction” pursuant to Rule 902(h), unless registered under the Securities Act or an exemption from such registration is available. The Investor further agrees that any person exercising a Warrant shall furnish the Company with the following: (i) written certification that the person is not a U.S. Person and the Warrant is not being exercised on behalf of a U.S. Person; or (ii) a written opinion of counsel to the effect that the Warrant and the Warrant Shares delivered upon exercise thereof have been registered under the Act or are exempt from registration thereunder.

             5.9         Operations Prior to Second Closing. Through the Second Closing Date the Company shall continue to implement its current business plan to complete the Environment Impact Study, obtain all necessary mining permits, complete the Cerro Blanco feasibility study, and secure funding or a joint venture partner to construct and operate the Cerro Blanco mine, and neither the Investor nor the Director Designees shall authorize or permit the Company to alter its current business operations, change its business plan, or dispose of any assets except in the ordinary course of business.

             5.10         Further Actions. Each of the parties hereto shall take all such further action, and execute and deliver such further documents, as may be necessary to carry out the transactions contemplated by this MOU.

6.         CONDITIONS PRECEDENT TO CLOSING.

             6.1         Conditions Precedent to the Obligations of the Investor to Purchase the Units. The obligation of the Investor to acquire the First and Second Tranche Units at each Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

                             (a)         Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the First or Second Closing Date as though made on and as of such date;

                             (b)         Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this MOU to be performed, satisfied or complied with by it at or prior to the First or Second Closing, as applicable;

                             (c)         No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this MOU;

                             (d)         Material Adverse Effect. Since the date hereof, there shall not be any event, occurrence or condition that has had or could reasonably be expected to have a Material Adverse Effect on the Company.

             6.2         Conditions Precedent to the Obligations of the Company to Sell the Units. The obligation of the Company to sell the First and Second Tranche Units at each Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                             (a)         Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the First or Second Closing Date, as applicable, as though made on and as of such date;

                             (b)         Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this MOU to be performed, satisfied or complied with by the Investor at or prior to the First or Second Closing, as applicable;

                             (c)         No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this MOU.

7.         TERMINATION.

             7.1         The parties may terminate this MOU at any time upon mutual consent in writing. The Investor may terminate this MOU prior to the First Closing if the Investor reasonably determines based upon its due diligence review of the Company that the transaction would not be in its best interests. The Company may terminate this MOU if any payment for the First or Second Closings is not received on or before the designated Closing dates for either of the subdivisions of the First Closing or for the Second Closing. Either party may terminate this MOU if all of the conditions contained in Sections 6.1 or 6.2, as applicable, have not been satisfied by the First or Second Closing Date, as applicable; provided, however, that the party seeking such termination shall not be in breach of any representation, warranty or covenant which has caused the failure of any condition of the other party to be satisfied. In the event of such termination by the Company, the Investor shall have no obligation to purchase any Units from the Company and the Company shall have no further obligation to sell to the Investor any Units; provided, however, that if the MOU is terminated after the First Closing but prior to the Second Closing, such termination shall not affect the validity of the transaction consummated at the First Closing.

8.         MISCELLANEOUS.

             8.1         Survival of Provisions. The representations and warranties set forth in Article 4 of this MOU shall survive the execution and delivery of this MOU indefinitely, and the other representations and warranties set forth in this MOU shall survive for a period of twelve (12) months following the Second Closing Date regardless of any investigation made by or on behalf of the Company or the Investor. The covenants made in this MOU shall survive the closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Units and payment therefor.

             8.2         Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing or electronic format, as applicable, and shall be effective (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) by electronic mail (as verified by a printout showing a read-receipt by the recipient) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party hereto in accordance herewith.

             If to the Company to:

White Mountain Titanium Corporation
Augusto Leguia 100, Oficina 1401,
Las Condes, Santiago, Chile.
Tel:    +00562 6571 800
Fax:    +00562 6571 809
e-mail mpk@wmtcorp.com
Attention: Michael P. Kurtanjek, President

             With a copy (which shall not constitute notice) to:

Ronald N. Vance
The Law Office of Ronald N. Vance & Associates, P.C.
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Tel :    (801) 446-8802
Fax :    (801) 446-8803
e-mail ron@vancelaw.us

             If to the Investor, to:

Grand Agriculture Investment Limited
Unit C&D 9/F, Neich Tower
128 Gloucester Road, Wanchai, Hong Kong
Tel:    +138-2320-4232
Fax:    ________________________
e-mail jyworkgroup@126.com
Attention: Kin Wong, Chief Executive Officer

             With a copy (which shall not constitute notice) to:

______________________________________
______________________________________
______________________________________
Tel:     _________________________________
Fax:     _________________________________
e-mail  _________________________________

             8.3         Governing Law; Venue; Waiver of Jury Trail. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS MOU SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS MOU AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

             8.4         Legal Expenses. If any legal action or other proceeding is brought for the enforcement of this MOU, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this MOU, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

             8.5        Binding on Successors. This MOU will be binding on, and will inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.

             8.6         Amendment. Neither this MOU nor any provision hereof may be amended, changed, waived, terminated (except pursuant to Article 6) or discharged orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, termination or discharge is sought.

             8.7         Exhibits. Each of the appendices, exhibits or schedules referenced in this MOU is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

             8.8         Pronouns. Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

             8.9         Captions. The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.

             8.10         Time. All references herein to periods of days are to calendar days, unless expressly provided otherwise. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next Business Day.

             8.11         Entire MOU. This MOU constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

             8.12         Severability. In case any provision hereof shall be held by a court to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the parties hereto in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall not be affected or impaired thereby.

             8.13         Counterparts. This MOU may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

             8.14         Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this MOU, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this MOU. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

             8.15         Construction. This MOU shall be construed as though all parties had drafted it.

             8.16         Non-Exclusivity of Remedies. The rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this MOU shall not preclude the exercise of any other provision.

             8.17         Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties hereto will be entitled to specific performance. Each of the parties agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

             8.18         Confidentiality. Each party agrees that the existence of this MOU and its terms and conditions shall be kept strictly confidential and shall not be disclosed to any person except as may be required by law, regulation, stock exchange or legal process.

             8.19         English Language. This MOU has been prepared in the English language and the English language shall control its interpretation. All consents, notices, reports and other written documents to be delivered or provided by a party hereto under this MOU shall be in the English language, and in the event of any conflict between the provisions of any document and the English language translation thereof, the terms of the English language translation shall control.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

             IN WITNESS WHEREOF, each of the parties hereto has executed this MOU the respective day and year set forth below.

COMPANY:	White Mountain Titanium Corporation

Date: December 3, 2013	By:	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, Chief Executive Officer

INVESTOR:	Grand Agriculture Investment Limited

Date: December 4, 2013	By:	/s/ Kin Wong
Kin Wong, Chief Executive Officer

EXHIBIT A

FIRST TRANCHE WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

WHITE MOUNTAIN TITANIUM CORPORATION

FIRST TRANCHE WARRANT TO PURCHASE COMMON STOCK

Warrant No.: W-____
Number of Shares: _________________
Date of Issuance: ___________________, 201____ (the “Issuance Date”)

             White Mountain Titanium Corporation, a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including all Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), _______________________(_________) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 12. This Warrant is one of the First Tranche Warrants issued pursuant to the Binding Memorandum of Understanding dated November ___, 2013, between the Company and Grand Agriculture Investment Limited.

             1.           EXERCISE OF WARRANT.

                             1.1         Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder; provided, however, that the Holder shall covenant in the Exercise Notice, that it will deliver the original Warrant to the Company within five (5) Business Days of such exercise. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 5(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes, including without limitation, all documentary stamp, transfer or similar taxes, or other incidental expense that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

                             1.2         Exercise Price. For purposes of this Warrant, “Exercise Price” means US$0.45 per share, subject to adjustment as provided herein.

                             1.3         Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 10.

                             1.4         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of such fractional share.

                             1.5         Compliance with Securities Laws.

                                             (a)         The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party; and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                                             (b)         This Warrant and all Common Stock issued upon exercise hereof unless registered under the Securities Act shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

             2.           ORGANIC CHANGE.

                             Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction, in each case which is effected in such a way that holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the Person issuing the securities or providing the assets in such Organic Change (in each case, the “Acquiring Entity”) a written agreement to deliver to the Holder in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holder of this Warrant (including an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the Holder may elect to treat such Person as the Acquiring Entity for purposes of this Section 2. Notwithstanding the foregoing, at the Holder’s option and request, the Acquiring Entity shall purchase the Warrant from such Holder for a purchase price, payable in cash within five (5) Business Days after such request (or, if later, on the effective date of the Organic Change), equal to the value of the remaining unexercised portion of this Warrant on the date of such request, which value shall be computed using the Black-Scholes option pricing model with such assumptions and inputs as are reasonably satisfactory to the Company. The terms of any agreement pursuant to which a Organic Change is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 2 and insuring that the Warrants (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to an Organic Change. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision to insure that the Holder thereafter will have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without regard to any limitations on the exercise of this Warrant).

                             If, prior to the exercise of this Warrant, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving reasonable compensation therefor in money, services, or property, the number of shares of Common Stock subject to this Warrant shall, (i) if a net increase shall have been effected in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

             3.           NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.

             4.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 4, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

             5.           REISSUANCE OF WARRANTS.

                             5.1         Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 5(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 5(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

                             5.2         Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 5(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

                             5.3         Warrant Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 5(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

                             5.4         Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 5(a) or Section 5(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) except for new warrants issued pursuant to section 5(a), shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

             6.           NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by facsimile transmission, sent to the recipient by email, sent to the recipient by reputable express courier service (charges prepaid), or three (3) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands, and other communications will be sent to the Holder at the address or number indicated on the records of the Company and to the principal executive offices of the Company, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

             7.           AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of these Warrants representing at least a majority of the shares of Common Stock obtainable upon exercise of these Warrants then outstanding; provided, however, that the Company may reduce the Exercise Price or extend the Expiration Date without the prior consent of the holders of these Warrants.

             8.           GOVERNING LAW; VENUE; WAIVER OF JURY TRAIL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE WARRANT HOLDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE WARRANT HOLDER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE WARRANT HOLDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

             9.           CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

             10.         REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

             11.         TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company.

             12.           CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

                             12.1         “Business Day” means any day except Saturday, Sunday and any day which is a federal or Canadian legal holiday or a day on which banking institutions in the State of New York or the Province of British Columbia are authorized or required by law or other governmental action to close.

                             12.2         “Common Stock” means (i) the Company’s common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                             12.3         “Expiration Date” means December 31, 2016, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

                             12.4         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                             12.5         “Principal Market” means the principal securities exchange or trading market on which the Common Stock is listed and trades.

             IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

WHITE MOUNTAIN TITANIUM CORPORATION

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

WHITE MOUNTAIN TITANIUM CORPORATION

             The undersigned holder hereby exercises the right to purchase ___________ of the shares of Common Stock (“Warrant Shares”) of White Mountain Titanium Corporation, a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

             1. Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

             2. Accredited Investor. The holder is an “accredited investor” as defined in Rule 501(c) under the Securities Act.

             3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

             4. Delivery of Warrant. The Holder shall deliver the original Warrant to the Company within five (5) Business Days from the date hereof.

             [5. The Holder hereby represents that contemporaneous with the delivery of this exercise notice, that the Holder has sold __________ Warrant Shares and hereby represents that it has complied with the prospectus delivery requirements of the Securities Act as applicable in connection with such sale.]3

Date: __________________, ______

Name of Registered Holder

By:
Name:
Title:

________________________________
             3 Add only if a contemporaneous sale has occurred pursuant to a Registration Statement

EXHIBIT B

SECOND TRANCHE WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

WHITE MOUNTAIN TITANIUM CORPORATION

SECOND TRANCHE WARRANT TO PURCHASE COMMON STOCK

Warrant No.: W-____
Number of Shares: _________________
Date of Issuance: ___________________, 201____ (the “Issuance Date”)

             White Mountain Titanium Corporation, a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including all Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), _______________________(_________) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 12. This Warrant is one of the Second Tranche Warrants issued pursuant to the Binding Memorandum of Understanding dated November ___, 2013, between the Company and Grand Agriculture Investment Limited.

             1.           EXERCISE OF WARRANT.

                             1.1         Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder; provided, however, that the Holder shall covenant in the Exercise Notice, that it will deliver the original Warrant to the Company within five (5) Business Days of such exercise. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 5(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes, including without limitation, all documentary stamp, transfer or similar taxes, or other incidental expense that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

                             1.2         Exercise Price. For purposes of this Warrant, “Exercise Price” means US$0.55 per share, subject to adjustment as provided herein.

                             1.3         Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 10.

                             1.4         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of such fractional share.

                             1.5           Compliance with Securities Laws.

                             (a)         The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party; and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                                     (b)         This Warrant and all Common Stock issued upon exercise hereof unless registered under the Securities Act shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

             2.         ORGANIC CHANGE.

                          Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets to another Person or other transaction, in each case which is effected in such a way that holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Company’s assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the Person issuing the securities or providing the assets in such Organic Change (in each case, the “Acquiring Entity”) a written agreement to deliver to the Holder in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the holder of this Warrant (including an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the Holder may elect to treat such Person as the Acquiring Entity for purposes of this Section 2. Notwithstanding the foregoing, at the Holder’s option and request, the Acquiring Entity shall purchase the Warrant from such Holder for a purchase price, payable in cash within five (5) Business Days after such request (or, if later, on the effective date of the Organic Change), equal to the value of the remaining unexercised portion of this Warrant on the date of such request, which value shall be computed using the Black-Scholes option pricing model with such assumptions and inputs as are reasonably satisfactory to the Company. The terms of any agreement pursuant to which a Organic Change is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 2 and insuring that the Warrants (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to an Organic Change. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision to insure that the Holder thereafter will have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without regard to any limitations on the exercise of this Warrant).

                             If, prior to the exercise of this Warrant, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving reasonable compensation therefor in money, services, or property, the number of shares of Common Stock subject to this Warrant shall, (i) if a net increase shall have been effected in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

             3.         NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.

             4.           WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 4, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

             5.           REISSUANCE OF WARRANTS.

                             5.1         Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 5(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 5(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

                             5.2         Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 5(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

                             5.3         Warrant Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 5(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

                             5.4         Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 5(a) or Section 5(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) except for new warrants issued pursuant to section 5(a), shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

             6.           NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by facsimile transmission, sent to the recipient by email, sent to the recipient by reputable express courier service (charges prepaid), or three (3) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands, and other communications will be sent to the Holder at the address or number indicated on the records of the Company and to the principal executive offices of the Company, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

             7.           AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of these Warrants representing at least a majority of the shares of Common Stock obtainable upon exercise of these Warrants then outstanding; provided, however, that the Company may reduce the Exercise Price or extend the Expiration Date without the prior consent of the holders of these Warrants.

             8.           GOVERNING LAW; VENUE; WAIVER OF JURY TRAIL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE WARRANT HOLDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR THE WARRANT HOLDER HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR THE WARRANT HOLDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE INVESTOR HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

             9.           CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

             10.         REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

             11.         TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company.

             12.         CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

                             12.1         “Business Day” means any day except Saturday, Sunday and any day which is a federal or Canadian legal holiday or a day on which banking institutions in the State of New York or the Province of British Columbia are authorized or required by law or other governmental action to close.

                             12.2         “Common Stock” means (i) the Company’s common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                             12.3         “Expiration Date” means December 31, 2017, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

                             12.4         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                             12.5         “Principal Market” means the principal securities exchange or trading market on which the Common Stock is listed and trades.

             IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

WHITE MOUNTAIN TITANIUM CORPORATION

BY:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

WHITE MOUNTAIN TITANIUM CORPORATION

             The undersigned holder hereby exercises the right to purchase ___________ of the shares of Common Stock (“Warrant Shares”) of White Mountain Titanium Corporation, a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

             1. Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

             2. Accredited Investor. The holder is an “accredited investor” as defined in Rule 501(c) under the Securities Act.

             3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

             4. Delivery of Warrant. The Holder shall deliver the original Warrant to the Company within five (5) Business Days from the date hereof.

             [5. The Holder hereby represents that contemporaneous with the delivery of this exercise notice, that the Holder has sold __________ Warrant Shares and hereby represents that it has complied with the prospectus delivery requirements of the Securities Act as applicable in connection with such sale.]4

Date: __________________, ______

Name of Registered Holder

By:
Name:
Title:

______________________________________________
             4 Add only if a contemporaneous sale has occurred pursuant to a Registration Statement

EXHIBIT C

REPRESENTATION FORM

             This Representation Form is furnished by the undersigned (the “Investor”) in connection with the Binding Memorandum of Understanding dated November ___, 2013 (the “MOU”), between White Mountain Titanium Corporation, a Nevada corporation (the “Company”), and Grand Agriculture Investment Limited, a company formed in Hong Kong, and the sale of First and/or Second Tranche Units as provided therein and consisting of the First and Second Tranche Shares and Warrants and Warrant Shares (collectively the “Securities”) in a non-public offering of the Securities (the “Offering”). The Investor has agreed to purchase _____________________ [First Tranche/Second Tranche] Units for gross proceeds of US$__________________, which funds have been tendered to the Company. This transaction is intended to comply with Section 4(a)(2), and/or Section 4(a)(5) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, and/or Regulation S promulgated by the SEC under the Securities Act. Capitalized terms in this Representation Form not otherwise defined shall have the same meaning as in the MOU. In connection with the Offering, the undersigned represents and warrants to the Company as set forth below.

             12.1 Restricted Securities. The Investor has been advised and acknowledges that: (i) neither the First or Second Tranche Units nor the Warrant Shares have been, and when issued, will not be, registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country or jurisdiction; (ii) it is a condition to the availability of the Regulation S “safe harbor” that the Units not be offered or sold in the United States or to a U.S. Person until the expiration of a period of six months following the Second Closing Date (the “Restricted Period”); and (iii) notwithstanding the foregoing, prior to the expiration of Restricted Period, the Securities may be offered and sold by the Investor only if such offer and sale is made in compliance with the terms of the MOU and either: (i) if the offer or sale is within the United States or to or for the account of a U.S. Person, the Securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (ii) the offer and sale is outside the United States and to other than a U.S. Person.

             12.2 Investment Intent. The Investor is acquiring the First and Second Tranche Units for his, her or its own account for investment purposes only and not with a view to or for distributing or reselling the securities. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the First or Second Tranche Units or the Warrant Shares.

             12.3 Investor Status. At the time the Investor was offered the First and Second Tranche Units, he, she or it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

             12.4 Information. The Investor has been furnished (i) with all requested materials relating to the business, finances, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to it by the Company. The Investor have been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of the Offering.

             12.5 Documents. The Investor have had access on the Commission website (www.sec.gov) to the SEC Reports, including the exhibits thereto. The Investor has relied upon the information contained therein and has not been furnished any other material documents, literature, memorandum, or prospectus.

             12.6 Knowledge and Experience in Business and Financial Matters. The Investor, or if the Investor is an entity, the persons representing the Investor, has such knowledge and experience in business and financial matters that he or she is capable of evaluating the risks of the prospective investment. The financial capacity of the Investor is of such proportion that the total cost of his, her or its commitment in the First and Second Tranche Units would not be material when compared with his, her or its total financial capacity.

             12.7 No Directed Selling Efforts. The Investor has not engaged, nor is he, she or it aware that any party has engaged, and the Investor will not engage or cause any third party to engage, in any directed selling efforts5 (as such term is defined in Regulation S) in the United States with respect to the First or Second Tranche Units or the Warrant Shares.

             12.8 Non-U.S. Person Status. The Investor: (i) is domiciled and has its principal place of business outside the United States; (ii) is not a U.S. Person and is not acquiring the First or Second Tranche Units or the Warrant Shares for the account or benefit of any U.S. Person; and (iii) at the time of the purchase of the Securities, the Investor or persons acting on his, her or its behalf in connection therewith will be located outside the United States.

             12.9 Not a Distributor. The Investor is not a distributor6 (as defined in Regulation S) or a dealer (as defined in the Securities Act).

             12.10 Transfer Limitations. The Investor acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in the MOU and shall transfer the Unit Shares, the Warrants and the Warrant Shares on the books of the Company only to the extent consistent therewith. In particular, the Investor acknowledges that the Company shall refuse to register any transfer of the Unit Shares, the Warrants or the Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

             12.11 Restrictive Legend. The Investor understands and agrees that each certificate held by it representing the Unit Shares, the Warrants and the Warrant Shares or any other securities issued in respect of the First and Second Tranche Units or Warrants shall bear substantially the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, EXERCISED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO

________________________________________________
5 In general, “directed selling efforts” means any activity undertaken for the purpose, or that could reasonably be expected to have the effect, of conditioning the market in the United States for the securities of the issuer. Such activity includes placing an advertisement in a publication “with a general circulation in the United States” that refers to the offering of the securities being made in reliance upon this Regulation S.
6 “Distributor” means any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities.

REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

             12.12 Compliance with Local Jurisdiction Laws. The Investor has satisfied as to the full observance of the laws of his, her or its jurisdiction in connection with this transaction, including: (i) the legal requirements within its jurisdiction for the purchase of the First and Second Tranche Units or the Warrant Shares, (ii) any foreign exchange restrictions applicable to such purchases, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. The Investor’s subscription and payment for, and its continued beneficial ownership of, these securities will not violate any applicable securities or other laws of his, her or its jurisdiction.

             12.13 Compliance with MOU. The Investor agrees to abide by and be bound by all applicable terms and conditions of the MOU, a copy of which is attached hereto and incorporated herein.

             IN WITNESS WHEREOF, the undersigned has executed this Representation Form this ____ day of ___________________ 201____.

             If the undersigned is an INDIVIDUAL, complete the following:

Print Name of Individual	Signature of Individual

             If the undersigned is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, or other entity, complete the following:

             NOTE: By signing below, the individual executing this Representation Form on behalf of the undersigned entity represents and warrants to the Company that (i) the entity is duly authorized to enter into this Representation Form; (ii) he or she is duly authorized to represent the entity in this transaction involving the issuance of the Securities; and (iii) he or she is duly authorized to execute this Representation Form on behalf of the entity.

Type or print the exact name of the Partnership, Corporation, Limited Liability Company, Trust, or other entity

Type or print name of the individual	Signature of the individual signing
signing on behalf of the partnership,	on behalf of the partnership, corporation,
corporation, limited liability	limited liability company, trust or other
company, trust or other entity	entity